SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 23, 2014

Date of Report (Date of Earliest Event Reported)

Primco Management, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-173119	27-3696297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 Century Park East
6th Floor, Suite 73, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 407-5452

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On February 23, 2014, the registrant entered into a joint venture agreement with CanMED Ventures Inc.  Under this agreement, the two companies will be combining their efforts and assets for the creation, management, operation and other functions necessary to cultivate and dispense medical marijuana.

CanMED is responsible for all operations and decisions of the joint venture regarding the planning, staffing, management and operation of dispensing and cultivation, as well as for securing final approval from all regulatory bodies for the creation of up to 30,000 square feet of medical marijuana cultivation.  The Health Canada license, which will be held in the name of CanMED pursuant to Canadian regulations, will be shared equally with the registrant.

The registrant is responsible for funding up to $4,000,000 in Canadian currency, including working capital, as is necessary to carry out the business plan of the joint venture.  The registrant will enter into suitable lease agreements with CanMED for any acquired land, buildings and equipment required for operations.  The lease payments shall not exceed $10 per year provided all income payments are in good standing.

During the course of this joint venture, all distributable income will be allocated as follows: 70% to the registrant, 5% to Cannova Health, Inc., and 25% to CanMED until such a time that the registrant has recouped its total investment.  Thereafter, all distributable income shall be allocated as follows: 50% to CanMED, 40% to the registrant, and 10% to Cannova.  Total revenues will be claimed by the registrant for accounting purposes on their financial statements, provided that this does not affect CanMED’s operations.

Each party shall have full, exclusive and complete authority and discretion in the management and control of the business of the joint venture as it relates to their respective responsibilities and shall make all decisions affecting their respective business with the joint venture.  Neither party shall have any authority or right to act for or bind the joint venture.

The joint venture will be dissolved on the occurrence of any of the following events: 1) the adjudication of bankruptcy, filing of a petition pursuant to a chapter of the federal bankruptcy act, withdrawal, removal or insolvency of either of the parties; 2) the sale or disposition of the joint venture assets; 3) mutual agreement of the parties; 4) violation by either party of the medical marijuana laws of any state, city, or municipality where they shall engage business; or 5) violation of any terms of this agreement.

Item 9.01: Exhibits

d) Exhibit 10: Joint venture agreement between Primco Management, Inc. and CanMED Ventures Inc., signed February 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Primco Management Inc.

By:

/s/ David Michery

David Michery

Chief Executive Officer

Dated:  February 25, 2014